EXHIBIT 21

                              List of Subsidiaries




                                               JURISDICTION         PERCENT
                                                    OF                 OF
           NAME OF CORPORATION                INCORPORATION        OWNERSHIP
-----------------------------------------  -------------------  ---------------

Winnebago Industries, Inc.                         Iowa              Parent
Winnebago International Corporation           Virgin Island           100%
Winnebago Health Care Management Company           Iowa               100%
Winnebago Acceptance Corporation                   Iowa               100%
Winnebago R.V., Inc.                             Delaware             100%